EXHIBIT 4-c


           [FORM OF FACE OF PRINCIPAL EXCHANGE RATE LINKED SECURITY]


                PRINCIPAL EXCHANGE RATE LINKED SECURITY (PERLS)


REGISTERED                                         REGISTERED
No.                                                CUSIP:(*)


          Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

_____________

     *Applies only if this Note is a Registered Global Security.


                          MORGAN STANLEY GROUP INC.
               PRINCIPAL EXCHANGE RATE LINKED SECURITIES (PERLS)
                      GLOBAL MEDIUM TERM NOTES, SERIES C


                   As used herein, the following terms shall have the following meanings:


   ORIGINAL ISSUE DATE:               INTEREST ACCRUAL DATE:

   MATURITY DATE:                     INTEREST PAYMENT DATES:

   INTEREST RATE:     per annum       EXCHANGE RATE AGENT:

   DENOMINATED CURRENCY               FACE AMOUNT
     (including Financial               (in Denominated
     Center(s) for Denominated          Currency):
     Currency, if any):
                                      FIXED AMOUNT OF INDEXED
   INDEXED CURRENCY                     CURRENCY (for this Note):
     (including Financial
     Center(s) for Indexed            CONVERSION REFERENCE AMOUNT
     Currency, if any):                 (aggregate fixed amount
                                        of Indexed Currency
   PAYMENT CURRENCY                     to be used as reference
     (including Financial               amount for currency
     Center(s) for Payment              valuations):
     Currency, if any):

REFERENCE DEALERS:                 AUTHORIZED DENOMINATIONS
                                        (if other than U.S.
                                               $100,000 and integral
                                               multiples of U.S. $1,000
                                               in excess thereof):


OTHER PROVISIONS:

               Morgan Stanley Group Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby
promises to pay to                 , or registered assigns, on the Maturity
Date the Payment Currency equivalent on the Maturity Date of the Fixed Amount of Indexed Currency determined in accordance with the procedures described below and to pay interest in the Denominated Currency based on the Face Amount hereof at the Interest Rate from the Interest Accrual Date until the principal amount due hereunder is paid or duly made available for payment, semiannually in arrears on each Interest Payment Date, commencing on the Interest Payment Date next succeeding the Interest Accrual Date, and on the Maturity Date, except as provided herein.

               Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal in respect of this Note has been paid or duly made
available for payment (except as provided below).   The interest so payable,
and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid in the Denominated Currency to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day, as defined on the reverse hereof) (each such date a "Record Date"); provided that interest payable on the Maturity Date will be payable to the person to whom
the principal hereof shall be payable.   Payments of interest hereon will be
made by wire transfer of immediately available funds (which, if the Denominated Currency is not U.S. dollars, will be made to an account maintained by the holder hereof with a bank located outside the United States) if appropriate wire transfer instructions have been received by the Paying Agent, as defined on the reverse hereof, in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments, other than the interest payment due on the Maturity Date, will be made by check payable in the Denominated Currency, mailed to the address of the person entitled thereto as such address shall appear in the Note register.

               Subject to certain exceptions described herein, payment of the principal in respect of this Note will be made in immediately available funds in the Payment Currency and payment of the interest due hereon on the Maturity Date will be made in immediately available funds in the Denominated Currency, in each case upon surrender of this Note at the office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, if this Note is presented to the Paying Agent in time for it to make such payments in accordance with its normal procedures.

               The Payment Currency equivalent of any Indexed Currency amount on any date shall be determined by the Exchange Rate Agent based on the arithmetic mean of the quotations obtained by such agent from the Reference Dealers at 11:00 a.m. (New York City time) on the second Exchange Rate Day (as defined on the reverse hereof) preceding such date for the purchase by the Reference Dealers of the Conversion Reference Amount of the Indexed Currency with the Payment Currency for settlement on such date; provided that if there is no cross-exchange rate available in New York City between the Indexed Currency and the Payment Currency, the quotations shall be calculated by the Exchange Rate Agent at the time referred to above using the U.S. dollar equivalent of the Indexed Currency and the Payment Currency as the basis for comparing the values of such currencies; provided further that if the Payment Currency and the Indexed Currency are identical, then the Payment Currency equivalent of any Indexed Currency amount shall be such amount.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.


DATED:                        MORGAN STANLEY GROUP INC.



[SEAL]                        By _______________________
                                  Title:



TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes referred
to in the within-mentioned
Senior Indenture.

CHEMICAL BANK,
  as Trustee



By________________________
    Authorized Officer




                         [FORM OF REVERSE OF SECURITY]


               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 (as so supplemented, the "Senior Indenture"), between the Issuer and Chemical Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and
delivered.   The Issuer has appointed Chemical Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the
Issuer) with respect to the Notes.   The terms of individual Notes may vary
with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date does not fall on a Business Day, payment of interest or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date, and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if the Denominated Currency is U.S. dollars, is issuable only in denominations of U.S. $100,000 and any integral multiple of U.S. $1,000 in excess thereof, unless a higher minimum denomination is specified on the face
hereof.   If the Denominated Currency is not U.S. dollars, then, unless a higher minimum denomination is specified on the face hereof, it is issuable only in denominations of the equivalent of U.S. $100,000 (rounded to an integral multiple of 1,000 units of the Denominated Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of the Denominated Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of the Denominated Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having an aggregate Fixed Amount of Indexed Currency and Face Amount, in authorized denominations, equal to the respective amounts set forth on the face of this Note, subject to
the terms and conditions set forth herein.   Notes are exchangeable at said
office for other Notes of other authorized denominations having an aggregate Fixed Amount of Indexed Currency and Face Amount equal to the respective amounts set forth on the face of this Note and having otherwise identical
terms and provisions.   All such exchanges and transfers of Notes will be free
of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the principal of this Note is declared to be due and payable prior to the Maturity Date, then (i) the amount payable with respect to this Note shall be paid in the Denominated Currency and shall equal the Face Amount hereof plus accrued interest to but excluding the date of payment, (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote (converted, if necessary, into U.S. dollars using the most recent Market Exchange Rate available on such date) and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above (converted, if necessary, into U.S. dollars using the most recent Market Exchange Rate available on the date of such vote).

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected.

               Except as set forth below, if the principal of, or interest on, this Note is payable in a Payment Currency or a Denominated Currency, as the case may be, other than U.S. dollars and such currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a currency other than U.S. dollars will not constitute an Event of Default.

               If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control or are no longer used as either the unit of account of the European Community or as the currency of the European Union, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

               The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Issuer or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used as the unit of account of the European Community. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Issuer or such agent on the basis of the most recently available Market Exchange Rates for such Components.

               All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the holder of this Note.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest on any Notes that remain unclaimed at the end of two years after such principal or interest shall have become due and payable (whether at maturity or otherwise),
(i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               As used herein:

               (a) the term "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close; provided that when a payment is due on such day in a currency other than U.S. dollars (a "Foreign Currency") such day must also be a business day in each city designated as a Financial Center for the Foreign Currency and, if such Foreign Currency is ECU, such day must not be a non-ECU clearing day, as determined by the ECU Banking Association in Paris;

               (b) the term "Exchange Rate Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close and which is a business day in each of the cities designated as a Financial Center for the currencies being converted; provided that if any such currency is ECU, such day must not be a non-ECU clearing day, as determined by the ECU Banking Association in Paris; and

               (c) all other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS


               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM-as tenants in common
     TEN ENT-as tenants by the entireties
     JT TEN-as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT-...........Custodian..............
                         (Cust)               (Minor)

     Under Uniform Gifts to Minors Act...................
                                           (State)


     Additional abbreviations may also be used though not in the above list.




          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________!
                                       !
                                       !

______________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE]

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably

______________________________________________________________________________
constituting and appointing such person attorney to transfer

______________________________________________________________________________
such note on the books of the Issuer, with full power of

______________________________________________________________________________
substitution in the premises.


Dated:_____________________


  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.